- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              THE ALLEN GROUP INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

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
ALLEN
GROUP [LOGO]

Philip Wm. Colburn
Chairman of the Board

                                                                  March 17, 1995

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the Cleveland Marriott Society Center, 127 Public Square, Cleveland, Ohio on Thursday, April 27, 1995 at 9:30 A.M. The purposes of the meeting are set forth in the accompanying notice and proxy statement.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

                                           Sincerely,

                                           /s/ Philip Wm. Colburn
                                           PHILIP WM. COLBURN
                                           Chairman of the Board

                              THE ALLEN GROUP INC.
                            25101 CHAGRIN BOULEVARD
                             BEACHWOOD, OHIO 44122

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 27, 1995

                                                                  March 17, 1995

To the Common Stockholders of
THE ALLEN GROUP INC.

     Notice is hereby given that the Annual Meeting of Stockholders of The Allen Group Inc. will be held at the Cleveland Marriott Society Center, 127 Public Square, Cleveland, Ohio, on Thursday, April 27, 1995, at 9:30 A.M., local time, for the following purposes:

          1. To elect a Board of 10 directors;

          2. To approve an amendment to increase the number of shares available under, and make certain other changes in, the Company's 1992 Stock Plan;

          3. To ratify the appointment of Coopers & Lybrand L.L.P. as auditors for the Company for the year ending December 31, 1995; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on March 3, 1995 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

     PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. The giving of such proxy will not affect your right to revoke the proxy or to vote in person if you attend the meeting.

                                            By order of the Board of Directors

                                                    MCDARA P. FOLAN, III
                                                         Secretary

                              THE ALLEN GROUP INC.
                            25101 CHAGRIN BOULEVARD
                             BEACHWOOD, OHIO 44122
                            ------------------------

                                PROXY STATEMENT

                                                                  March 17, 1995

     The accompanying proxy is solicited on behalf of the Board of Directors of The Allen Group Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on April 27, 1995, or at any adjournment thereof. Any proxy received pursuant to this solicitation may be revoked by the stockholder executing it by notifying the Secretary of the Company before it is voted at the Annual Meeting, by duly executing a proxy bearing a later date or by attending the Annual Meeting and voting in person.

     The Board of Directors has fixed March 3, 1995 as the record date for the determination of holders of Common Stock, $1.00 par value, of the Company ("Common Stock") entitled to vote at the meeting. At the close of business on that date, the Company had outstanding 26,136,683 shares of Common Stock (exclusive of 3,031,805 shares held in its treasury). Each share of Common Stock will be entitled to one vote at the meeting. Presence in person or by proxy of a majority of the outstanding shares of Common Stock will constitute a quorum.

     At the Annual Meeting, the results of stockholder voting will be tabulated by the inspectors of election appointed for the Annual Meeting. Under Delaware law and the Company's Restated Certificate of Incorporation, as amended, and By-Laws, as amended, properly executed proxies that are marked "abstain" or are held in "street name" by brokers that are not voted on one or more particular proposals (if otherwise voted on at least one proposal) will be counted for purposes of determining whether a quorum has been achieved at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal to which such abstention applies. Broker non-votes will not be treated as a vote for or a vote against any of the proposals to which such broker non-vote applies.

     This proxy statement and the accompanying proxy are first being mailed on or about March 17, 1995.

                             ELECTION OF DIRECTORS

     Ten directors are to be elected at the Annual Meeting to hold office until the next annual meeting and until their successors have been elected and qualified. The Board of Directors proposes election of the persons listed below, all of whom are currently directors. It is not contemplated that any of the nominees will be unable or unwilling to serve as a director; however, if that should occur, the proxies will be voted for the election of such other person or persons as are nominated by the Board of Directors, unless the Board reduces the number of directors. The 10 nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy shall be elected.

INFORMATION REGARDING NOMINEES

      NAME, AGE AND DATE                   PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
   FIRST BECAME A DIRECTOR                          AND OTHER DIRECTORSHIPS
- ------------------------------   -------------------------------------------------------------
George A. Chandler (65).......   Business consultant, Princeton, New Jersey, since May 1991.
April 27, 1978                     Mr. Chandler was Chairman and Chief Executive Officer,
                                   Advanced Aluminum Products, Inc., a manufacturer of
                                   aluminum products for the building products industry,
                                   Hammond, Indiana, from July 1990 to May 1991; he was a
                                   business consultant in Milwaukee, Wisconsin, from November
                                   1989 to July 1990; and he was Chairman of the Board from
                                   July 1986 to November 1989, and President and Chief
                                   Executive Officer from October 1985 to November 1989, of
                                   Aqua- Chem, Inc., a manufacturer of packaged boilers and
                                   water treatment equipment, Milwaukee, Wisconsin. Mr.
                                   Chandler is also a director of Cumberland Holdings, Inc.,
                                   DeVlieg Bullard Inc., and Kimmins Environmental Services
                                   Corp.


      NAME, AGE AND DATE                   PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
   FIRST BECAME A DIRECTOR                          AND OTHER DIRECTORSHIPS
- ------------------------------   -------------------------------------------------------------
Philip Wm. Colburn (66).......   Chairman of the Board, The Allen Group Inc., since December
April 29, 1975                     6, 1988 and a consultant to the Company since December 31,
                                   1991. Mr. Colburn was also Chief Executive Officer of the
                                   Company from March 9, 1988 to February 26, 1991 and
                                   President from March 9, 1988 to December 5, 1989. Mr.
                                   Colburn was President, PWC Associates, management
                                   consulting, Los Angeles, California, from June 1981 to
                                   March 9, 1988. He had been Executive Vice President of the
                                   Company from February 1976 to June 1981 and thereafter
                                   until March 9, 1988 was a consultant to the Company. Mr.
                                   Colburn is also a director of Superior Industries
                                   International, Inc. and Earl Scheib, Inc.

Dr. Jill K. Conway (60).......   Visiting Scholar, Program in Science, Technology and Society,
April 28, 1987                     Massachusetts Institute of Technology, Cambridge,
                                   Massachusetts, since July 1985. Dr. Conway was President of
                                   Smith College, Northampton, Massachusetts, from July 1975
                                   to July 1985. Dr. Conway is also a director of Arthur D.
                                   Little, Inc., Colgate-Palmolive Company, Merrill Lynch &
                                   Co. and Nike Inc.

Albert H. Gordon (93).........   Associate, Investment Banking Division of PaineWebber
December 6, 1971                   Incorporated, investment bankers, New York, New York, since
                                   January 1995. Mr. Gordon was Honorary Chairman, Kidder,
                                   Peabody Group Inc., investment bankers, New York, New York, from October 1986 to January 1995, and Chairman of the
                                   Board of Kidder, Peabody & Co. Incorporated, the
                                   predecessor of Kidder, Peabody Group Inc., from 1957 to
                                   October 1986.

William O. Hunt (61)..........   Chairman of the Board, Chief Executive Officer, President and
September 10, 1992                 director, Intellicall, Inc., a manufacturer of privately
                                   owned pay telephones, automated operator systems and call
                                   processing systems, Dallas, Texas, since December 1992, and
                                   Vice Chairman of the Board and director, Hogan Systems,
                                   Inc., a designer of integrated online application software products for financial institutions, Dallas, Texas, since
                                   August 1990. Mr. Hunt was Chairman of the Board, Chief
                                   Executive Officer and President of Alliance
                                   Telecommunications Corporation, a manufacturer of wireless telecommunications products, Dallas, Texas, from July 1989 until its acquisition by the Company on July 30, 1992, and
                                   Chairman of the Board and Chief Executive Officer from
                                   February 1986 to October 1988. Mr. Hunt is also a director of Dr. Pepper Bottling Holdings, Inc., Michaels Stores,
                                   Inc. and American Homestar Corporation.

J. Chisholm Lyons (67)........   Counsel, Smith, Lyons, Torrance, Stevenson & Mayer,
October 27, 1969                   barristers and solicitors, Toronto, Canada. Mr. Lyons was a partner of the law firm for 31 years until May 1, 1993 and has been counsel to the law firm since that date. Mr. Lyons has been Vice Chairman of the Board of the Company since
                                   September 1979. He was an employee of the Company from
                                   September 1979 to September 30, 1989 and is presently a
                                   consultant to the Company.

Robert G. Paul (53)...........   President and Chief Executive Officer, The Allen Group Inc.,
March 6, 1990                      since February 26, 1991. Mr. Paul was President and Chief
                                   Operating Officer of the Company from December 5, 1989 to
                                   February 26, 1991, Senior Vice President-Finance from April
                                   1987 to December 5, 1989, Vice President-Finance from
                                   January 1987 to April 1987 and a Vice President from 1974
                                   to January 1987. He was also President of the Antenna
                                   Specialists Company division of the Company from 1978 to
                                   June 1990. Mr. Paul is also a director of Dynatech
                                   Corporation.

      NAME, AGE AND DATE                   PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
   FIRST BECAME A DIRECTOR                          AND OTHER DIRECTORSHIPS
- ------------------------------   -------------------------------------------------------------
Charles W. Robinson (75)......   Chairman, Robinson & Associates Inc., a venture capital
April 24, 1979                     investment firm, Santa Fe, New Mexico, since January 1989,
                                   Chairman, Energy Transition Corporation, energy
                                   consultants, Santa Fe, New Mexico, since January 1979 and
                                   President, Dyna Yacht Inc., sailboat designer, LaJolla,
                                   California, since early 1991. Mr. Robinson is also a
                                   director of Nike Inc.

Richard S. Vokey (66).........   Vice Chairman and director, Boston Private Bank and Trust
April 26, 1977                     Company, Boston, Massachusetts, since January 1992. Mr. Vokey was Chairman and a director of Boston Private Bank and
                                   Trust Company from October 1986 to January 1992. Mr. Vokey is also a director of Nuclear Metals, Inc.

William M. Weaver, Jr. (83)...   Limited Partner Emeritus, Alex. Brown & Sons Incorporated,
April 21, 1970                     investment bankers, New York, New York, since February 1986.
                                   Mr. Weaver was a general partner of Alex. Brown & Sons, the predecessor of Alex. Brown & Sons Incorporated, from 1966
                                   until 1986.

INFORMATION REGARDING BOARD OF DIRECTORS

     The business and affairs of the Company are managed under the direction of its Board of Directors, whose members are elected annually by the stockholders. During 1994, the Board of Directors of the Company had Audit, Management Compensation and Nominating Committees. Wade W. Allen, who is not standing for re-election to the Board of Directors at the Annual Meeting, and Messrs. Chandler, Robinson and Vokey are the members of the Audit Committee; Dr. Conway and Messrs. Gordon, Vokey and Weaver are the members of the Management Compensation Committee; and Dr. Conway and Messrs. Lyons, Vokey and Weaver are the members of the Nominating Committee.

     The Audit Committee recommends to the Board of Directors the appointment of the independent auditors and reviews the degree of their independence from the Company; approves the scope of the audit engagement, including the cost of the audit; reviews any non-audit services rendered by the auditors and the fees therefor; reviews with the auditors and management the Company's policies and procedures with respect to internal accounting and financial controls and, upon completion of an audit, the results of the audit engagement; and reviews internal accounting and auditing procedures with the Company's financial staff and the extent to which recommendations made by the internal audit staff or by the independent auditors have been implemented.

     The Management Compensation Committee recommends to the Board salaries and incentive compensation awards for officers of the Company and its subsidiaries; reviews and approves guidelines for the administration of incentive compensation programs for other management employees; makes recommendations to the Board with respect to major compensation programs; administers the Company's 1982 Stock Plan, as amended (the "1982 Stock Plan"), and the Company's 1992 Stock Plan, as amended (the "1992 Stock Plan"), and grants stock options and restricted shares of the Company's Common Stock under the 1992 Stock Plan; approved the granting of bonuses under the Company's Key Management Deferred Bonus Plan (the "KMDB Plan"); and issues the Report on Executive Compensation required to be included in the Company's proxy statement by the rules of the Securities and Exchange Commission. The Management Compensation Committee's Report on Executive Compensation for 1994 is set forth on pages 6 to 9 of this proxy statement.

     The Nominating Committee selects and recommends to the Board nominees for election as directors and considers the performance of incumbent directors in determining whether to recommend them for nomination for re-election. The Nominating Committee has recommended 10 of the 11 incumbent directors for re-election at the Annual Meeting. Wade W. Allen, a member of the Board of Directors of the Company for 50 years, has notified the Board that he will not stand for re-election at the Annual Meeting. The Nominating Committee will consider nominees recommended by stockholders for election at the 1996 Annual Meeting of Stockholders that are submitted prior to the end of 1995 to the Secretary of the Company at the Company's offices, 25101 Chagrin Boulevard, Beachwood, Ohio 44122. Any such recommendation must be in writing and must include a detailed description of the business experience and other qualifications of the recommended nominee as well as the signed consent of such person to serve if nominated and elected.

     During 1994, the Board of Directors of the Company held six meetings, the Audit Committee held three meetings, the Management Compensation Committee held five meetings, and the Nominating Committee held one meeting. Except for Mr. Hunt, all of the directors attended 75 percent or more of the meetings held by the Board of Directors and by the Committees on which they served during 1994.

COMPENSATION OF DIRECTORS

     Each director of the Company (other than Messrs. Colburn and Lyons, who are consultants to the Company, and Mr. Paul, who is an employee of the Company) is paid $15,000 per year for his or her services as a director and $1,000 for each meeting of the Board of Directors attended. Each member of the Audit Committee is paid $2,000 per year, each member of the Management Compensation Committee is paid $3,000 per year, and each member of the Nominating Committee (other than Mr. Lyons) is paid $1,000 per year, for his or her services as such member, and each such Committee member (other than Mr. Lyons) is paid $500 for each meeting of a Committee attended. Directors are not paid fees for their participation in meetings by conference telephone or for actions by unanimous written consent. Each director and Committee member is reimbursed for travel and related expenses incurred in attending meetings.

     The stockholders approved The Allen Group Inc. 1994 Non-Employee Directors Stock Option Plan (the "Directors Option Plan") at the Company's 1994 Annual Meeting of Stockholders. The Directors Option Plan provides that each year, on the first Friday following the Company's Annual Meeting of Stockholders, each individual elected, re-elected or continuing as a director who is not a current or former employee of the Company automatically receives a nonqualified stock option for 1,000 shares of Common Stock of the Company. The Directors Option Plan also permits discretionary grants to directors who are not current employees of, but were previously employed by, the Company. On April 29, 1994, Dr. Conway and Messrs. Allen, Chandler, Gordon, Hunt, Robinson, Vokey and Weaver each received a non-qualified stock option for 1,000 shares of Common Stock of the Company under the Directors Option Plan at an exercise price of $15.375 per share. On June 29, 1994, Mr. Colburn, Chairman of the Board, received a non-qualified stock option for 160,000 shares of Common Stock, and Mr. Lyons, Vice Chairman of the Board, received a non-qualified stock option for 40,000 shares of Common Stock, under the Directors Option Plan at an exercise price of $16.75 per share. Each of the foregoing options expires 10 years from date of grant and is exercisable 50 percent after two years from date of grant, 75 percent after three years from date of grant and 100 percent after four years from date of grant.

     The Company maintains a Matching Gift Program for the benefit of the directors of the Company. Pursuant to the Matching Gift Program, in 1994, the Company matched gifts to charitable organizations made by the directors in amounts up to $1,500 for each director. In February 1995, the maximum limitation on the Company's matching gifts was increased to $2,500 per year for each director.

     Mr. Colburn was employed as Chief Executive Officer of the Company until February 26, 1991, and as Chairman of the Board of the Company until December 31, 1991, pursuant to an employment agreement that was entered into in 1988. On December 31, 1991, Mr. Colburn elected to terminate his status as an employee of the Company (although he continues as Chairman of the Board of the Company) and to provide post-employment consulting services to the Company pursuant to his consulting agreement described on page 5 of this proxy statement. Mr. Colburn's employment agreement provides that the Company will continue to provide Mr. Colburn and his spouse medical and hospitalization benefits for their lives at least equal to the benefits they were entitled to while he was an employee of the Company and will provide life insurance coverage on Mr. Colburn for his life in an amount equal to five times his 1991 salary, which is the amount of life insurance that the Company provided to Mr. Colburn while he was an employee of the Company and the same level of life insurance that the Company provides to all its officers and key employees. The Company is fulfilling its obligations to provide such life insurance benefits to Mr. Colburn pursuant to the terms of a Split Dollar Insurance Agreement between the Company and Mr. Colburn.

     Mr. Colburn's employment agreement provides for mandatory arbitration of all disputes relating to his employment agreement, his post-employment consulting agreement described below or his supplemental pension benefit agreement described on page 14 hereof and requires the Company to pay all reasonable legal expenses incurred by Mr. Colburn in connection with resolution of disputes under the agreements.

     Pursuant to an agreement entered into in 1976, and subsequently amended, Mr. Colburn provided post-employment consulting services to the Company for several years prior to March 9, 1988, when he became Chief Executive Officer of the Company, and has provided and will continue to provide post-employment consulting services to the Company for an additional period that commenced upon termination of his employment, which was December 31, 1991, through October 31, 1997. The agreement provides for the payment by the Company to Mr. Colburn annually, during the consulting period, of $248,605, increased each June 30 during the consulting period for increases in the consumer price index, and, except after a "Change in Control" of the Company (which is defined as it is in the severance agreements described on pages 15 to 16 of this proxy statement), reduced to the extent of any benefits paid to him prior to January 1, 1994 under his supplemental pension benefit agreement described on page 14 hereof but not reduced by any benefits paid to him under The Allen Group Inc. Corporate Retirement Plan. During 1994, the Company paid Mr. Colburn $270,423 in consulting fees and furnished him an automobile at the Company's expense. In addition, during the consulting period, the Company provides Mr. Colburn with furnished office space and support services while he is performing consulting services. During the consulting period, Mr. Colburn is required to furnish consulting services to the Company for up to 34 percent of his time each year, except when he is engaged in governmental service or charitable work, during which periods consulting services and compensation will be suspended, and he has agreed not to engage in or be employed by any business in competition with the Company during the term of his agreement. If the Company breaches any material provision of the consulting agreement and such breach continues for at least 30 days after notice to the Company, all benefits under the consulting agreement become nonforfeitable, and the Company will pay Mr. Colburn an amount equal to the present value of all remaining consulting compensation for the remaining consulting period.

     Pursuant to an agreement entered into in September 1989, as amended in 1990, Mr. Lyons provides post-employment consulting services to the Company for the period that commenced upon termination of his employment, which was September 30, 1989, through September 30, 1992 and continuing thereafter for successive periods of 12 months each, unless either the Company or Mr. Lyons gives at least three months' notice to the contrary. No such notice was given by either party in 1994. The agreement provides for the payment by the Company to Mr. Lyons annually, during the consulting period, of $25,000. In addition, during the consulting period, the Company includes Mr. Lyons in the Company's life, medical and hospitalization and disability insurance benefit plans and furnishes him an automobile at the Company's expense. During the consulting period, Mr. Lyons is required to furnish consulting services to the Company for up to 10 percent of his time each year, and he has agreed not to engage in or be employed by any business in competition with the Company during the term of his agreement.

     The Company also has entered into supplemental pension benefits agreements with Messrs. Colburn and Lyons. For a description of the terms of these agreements, see "EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT -- Retirement Plans" on pages 13 to 15 of this proxy statement.

     For additional information with respect to the directors of the Company, see "EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT" on pages 6 to 18, and "STOCK OWNERSHIP -- Directors and Officers" on pages 20 to 21, of this proxy statement.

            EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Pursuant to the proxy rules promulgated by the Securities and Exchange Commission designed to enhance disclosure of corporations' policies toward executive compensation, Mr. Weaver (Chairman), Dr. Conway and Messrs. Gordon and Vokey, as members of the Management Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"), submit the following report outlining the Company's compensation plans and policies as they pertain to Robert G. Paul, President and Chief Executive Officer of the Company, and the other executive officers of the Company:

     The Company's executive compensation plans have been designed to attract, retain and reward high caliber executives who will formulate and execute the business plans of the Company in a manner that will provide the stockholders of the Company with a satisfactory return while assuring that the Company's executive compensation levels are fair and appropriate to both its executives and its stockholders. With these goals in mind, the Company's compensation plans and policies have been designed to ensure that total executive compensation is linked significantly to the performance of the Company, as measured by both the operating performance of the Company and the increase in the value of its shares. Although the Compensation Committee recognizes that improvement in operating performance and higher stock prices do not necessarily move in tandem over the short term, we expect that the two measurements will correlate over the long term.

     The Compensation Committee regards stock ownership by the Company's executive officers, encouraged by equity-based compensation plans, as an effective way to align the interests of the executive officers with those of the stockholders of the Company. Accordingly, the Compensation Committee does not plan to pay above-average base salaries to its executive officers. The Committee does expect to utilize performance-oriented and equity-based compensation to reward outstanding performance.

     By receiving some equity-based compensation during their term of employment by the Company, executive officers of the Company should become larger holders of Company stock. The use of equity-based compensation is intended to strengthen their identification with the stockholders of the Company and make increasing stockholder value a continuing focus for the Company's management group. The Compensation Committee considers that equity-based compensation, combined with a focus on the operating performance of the Company, will have a long-term impact on improving the Company's financial results and increasing its stockholder value.

     STOCK OWNERSHIP GUIDELINES

     In early 1994, the Compensation Committee established stock ownership guidelines for key executives of the Company. These guidelines provide that executive officers should hold shares of the Company's Common Stock in varying amounts as a multiple of salary, ranging from a minimum of five times annual salary for the Chief Executive Officer to one times annual salary for key executives below the Vice President level.

     The Compensation Committee recognizes that newer employees or those recently promoted may require some period of time to achieve these levels. Even though the guidelines have provided for a transition period of from three to 10 years for the suggested levels to be met, we note that by year end 1994, the majority of the key executives met or exceeded their ownership guidelines. The Compensation Committee intends to monitor each executive's progress towards these guidelines and will consider the executives' progress towards achieving these guidelines when deciding on future stock option awards and equity grants.

     MEASURING PERFORMANCE

     The evaluation of the performance of the key executive officer group, and the Chief Executive Officer in particular, is primarily based on measurable criteria and, to a lesser extent, certain subjective criteria. The measurable criteria include both the total return to stockholders, determined by changes in the stock price and dividends paid, and the financial performance of the business, determined by the amount of earnings per share, the return on equity and the rate of increase in earnings per share.

     Because of the dynamic nature of many of the Company's businesses and the desire to focus on long-term objectives, these criteria are measured over one-year, three-year and five-year periods. When evaluating performance with regard to an increase in base salary, the Compensation Committee assigns more weight to longer-term results, i.e., three and five-year comparisons, than to the results of a single year. They also consider comparisons of salaries for similar positions in companies of comparable size, as well as changes in the cost of living. When determining an annual incentive bonus, the Compensation Committee places more weight on the performance of the year just completed, with significantly less weight on the three and five-year results.

     Through 1993, the Company had a significant tax-loss carryforward which was fully utilized during 1993. Therefore, the Company's earnings performance is reviewed on both pre-tax earnings per share and after-tax earnings per share when evaluating the Company's and the Chief Executive Officer's performance. For comparative purposes, the Compensation Committee plans to review the after-tax earnings per share for 1994 and future years against pro forma fully taxed earnings per share for pre-1994 years. The after-tax earnings in 1994 of $29.2 million and $1.12 per share were 42% and 40%, respectively, higher than 1993 results on a fully taxed basis. The Company continued the very positive trend in returns shown over the last three years, achieving 22.4% pre-tax return on equity which increased substantially from the record 18.6% of the prior year. Pre-tax return on sales for 1994 of 14% surpassed the previous record performance of 12%.

     At the end of 1994, the Company's Common Stock price was $23.875, representing a one-year increase in stockholder value based on stock price and dividends of 33% in a year in which most indexes of stock performance were relatively flat. The longer-term performance saw the three-year average annual increase in stockholder value equal 36% and the five-year annual average equal 38% as shown on the performance graph set forth on page 17 of this proxy statement.

     The subjective criteria utilized by the Board and Compensation Committee in evaluating the performance of the Company, the Chief Executive Officer and all other key executives of the Company, include but are not necessarily limited to:

           (i) the success of the Company in implementing and achieving its corporate strategic goals and the strategic goals of its individual businesses;

           (ii) the success in the development of management depth; and

          (iii) the development and maintenance of timely communication and credibility with its stockholders, financial analysts and other outside audiences.

     The corporate executives are paid annual incentive bonuses commensurate with the Compensation Committee's evaluation of the Company's performance as described above. Based on the excellent results achieved in 1994, the corporate executives were all awarded annual incentive bonuses equal to or near the maximum for their position. These bonuses averaged 52% of salary.

     The annual performance bonuses for the senior managers who are responsible for specific operating businesses and subsidiaries within the Company are based primarily on the annual operating profits of their individual businesses as measured against their profit plans. Some non-financial objectives, mutually established by those executives and the Company's senior officers at the beginning of each year, are also evaluated. Consistent with previous years, bonuses for 1994 could have ranged from zero to 75% of salary. The largest bonus in 1994 was 62% of salary, and the average bonus for this group was 42% of salary.

     RECENT DEVELOPMENTS

     During late 1994 and early 1995, the Compensation Committee engaged William
M. Mercer Incorporated, a nationally recognized executive compensation consulting firm, to review the Company's executive compensation practices. This review included an examination of the Company's practices and their consistency with general corporate practices and with the Compensation Committee's philosophy. Mercer utilized a number of national compensation surveys and private databases for companies of similar size to the Company as well as specific analysis of the compensation information contained in proxy statements of a number of companies in similar industries.

     Based on this evaluation, the Compensation Committee has decided to discontinue, effective January 1, 1995, the Key Management Deferred Bonus Plan. The Committee felt that the KMDB Plan, which was designed to focus on the return on equity of the Company, had the desired impact of significantly increasing the return on equity of the Company over the past seven years. Although the KMDB Plan awards are paid out over a five-year period, each annual award was based on the return on equity in a particular year. The Compensation Committee concluded that this Plan, when combined with the annual incentive bonus, based too large a percentage of total executive compensation on one year's results. The compensation study indicated that the Company's annual incentive bonus formulas, as a percent of salary, were in line with the 50th percentile of the broad base of companies, so no changes were adopted to the annual incentive bonus plan. Incentive bonus awards in recent years have been above the 50th percentile, which was expected because the performance of the Company has been significantly above the average performance of similarly sized companies.

     The compensation study also indicated that the Company is below the 50th percentile in the use of stock options as a means of long-term compensation and, as such, the Compensation Committee is expected to move to annual stock option grants starting in 1995 with average annual grants being at higher levels than has previously been the case.

     BASIS FOR CHIEF EXECUTIVE OFFICER'S COMPENSATION

     Mr. Paul, the President and Chief Executive Officer of the Company, did not receive a salary increase in 1993 and 1994. This two-year salary freeze was part of the 1992 performance-oriented restricted stock plan grant.

     Mr. Paul's annual performance bonus of $280,000 for 1994, which was paid in cash in early March 1995, was 80% of his base salary. His employment contract states that his performance bonus can range from 0% to 80% of base salary. Mr. Paul's bonus was based on the Company's overall results as outlined in this report. These results were indicative of the fact that the significant progress made in previous years was continued during 1994 in terms of enhanced stockholder value, increased earnings and increased return on equity. It was also felt that continued progress was achieved on the subjective criteria mentioned above.

     Mr. Paul's grant under the KMDB Plan for 1994 was $189,000, consisting of $94,490 and 4,126 shares of restricted stock, representing 30% of his salary plus bonus. In accordance with the KMDB Plan, this percentage was the same for all participants.

     In June 1994, Mr. Paul was granted a non-qualified stock option for 80,000 shares at the market price on the date of grant. This option was larger than most previous options granted by the Company and reflected Mr. Paul's position as President and Chief Executive Officer of the Company, that it had been over three years since his last option grant, that he had already acquired stock in excess of the Company's stock ownership guidelines, and the significant amount of shareholder value that has been created during his tenure as President and Chief Executive Officer.

     COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to a public corporation for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the cap if certain requirements are met. The Compensation Committee and the Board of Directors intend to structure the compensation of its executive officers in a manner that should ensure that the Company does not lose any tax deductions because of the $1 million compensation limit in the foreseeable future.

     The Company's salaries for its highest paid executives will be set, based on independent studies, at levels approximating the average for companies of comparable size in similar industries and, when added to annual bonus targets, are not expected to approach $1 million in the foreseeable future. The Company has been an early proponent of using more equity-based compensation, which can often be designed to ensure that tax deductibility is not compromised.

     In February 1995, the Company's Board of Directors amended the 1992 Stock Plan (subject to stockholder approval) incorporating maximum limitations on individual annual stock option and restricted stock grants so as to meet the requirements of Section 162(m). They also amended the 1992 Stock Plan (subject to stockholder approval) to identify the performance measures to be used if the Compensation Committee decides to use performance-based vesting restricted stock in the future to meet the requirements of Section 162(m).

     The November 30, 1993 incentive restricted stock grants to seven individuals contain both time-based vesting and provisions for performance-based acceleration, and therefore are subject to the $1 million cap. These restricted stock grants, however, include provisions to ensure that the amount vested in any one year will not place the individual's earnings over the $1 million cap. The 1992 incentive restricted stock grants were grandfathered under Section 162(m). Thus, no tax deduction will be lost to the Company as a result of these restricted stock grants.

                                            Respectfully submitted,

                                            William M. Weaver, Jr., Chairman
                                            Dr. Jill K. Conway
                                            Albert H. Gordon
                                            Richard S. Vokey

ANNUAL AND LONG-TERM COMPENSATION

     The following table sets forth the annual and long-term compensation paid or accrued by the Company and its subsidiaries to those persons who were (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"), for services rendered by them in all capacities in which they served the Company and its subsidiaries during 1992, 1993 and 1994. The number of restricted shares and options reported in the Summary Compensation Table set forth below (and the footnotes thereto), the Option/SAR Grants In Last Fiscal Year Table set forth on page 11 of this proxy statement, and the Aggregated Option/SAR Exercises In Last Fiscal Year And Fiscal Year-End Option/SAR Values Table set forth on page 12 of this proxy statement have been adjusted, to the extent applicable, for the two-for-one stock split declared by the Board of Directors of the Company on September 9, 1993 and paid October 18, 1993 to the holders of the Company's Common Stock of record on September 30, 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                               ---------------------------
                                            ANNUAL COMPENSATION                                 SECURITIES
                                  ----------------------------------------      RESTRICTED      UNDERLYING
        NAME AND                                BONUS       OTHER ANNUAL          STOCK          OPTIONS/          ALL OTHER
   PRINCIPAL POSITION    YEAR     SALARY($)     ($)(B)     COMPENSATION($)     AWARDS($)(E)      SARS(#)       COMPENSATION($)(I)
- ------------------------ ----     ---------    --------    ---------------     ------------     ----------     ------------------
Robert G. Paul           1994     $350,000     $374,490            (c)       $ 91,804(f)          80,000           $ 66,404
 President and Chief     1993      350,000      355,597            (c)        113,403(g)             -0-             66,615
 Executive Officer       1992      350,000      295,848            (c)        940,408(h)             -0-             66,802
Robert A. Youdelman      1994      222,000      186,481            (c)         51,754(f)          50,000             51,294
 Senior Vice
 President--Finance      1993      210,000      166,327            (c)         60,473(g)             -0-             40,065
 and Chief Financial
 Officer                 1992      210,000      154,716            (c)        585,258(h)             -0-             40,103
Frank J. Hyson           1994      180,000      153,502            (c)         42,253(f)           5,000             43,980
 Vice President          1993      173,000      156,400            (c)         52,930(g)             -0-             44,188
                         1992      173,000       57,690            (c)        323,731(h)             -0-             44,181
James L. LePorte, III    1994      144,000      104,411            (c)         31,462(f)           5,000             13,174
 Vice President and      1993      135,000       91,805            (c)         36,445(g)             -0-             13,270
 Controller              1992      135,000       84,811       $  37,623(d)        370,688(h)         -0-             13,294
Erik H. van der Kaay(a)  1994      200,000      128,897            (c)         41,674(f)             -0-             45,999
 Vice President          1993      186,667       59,362            (c)         39,538(g)           8,000             31,768

                                        9

- ---------------

(a) Mr. van der Kaay became an executive officer of the Company on February 25, 1993. Under the Securities and Exchange Commission's rules regarding the disclosure of executive compensation, no information is required to be provided for prior years during which Mr. van der Kaay was not an executive officer.

(b) Amounts listed as bonuses for each of the respective fiscal years include
    (i) annual performance bonuses earned by the Named Executive Officers with respect to such fiscal year and (ii) the cash portion of bonuses awarded under the Company's KMDB Plan to the Named Executive Officers for such fiscal year, even though the payment of the cash portion of such bonuses is paid in five equal annual installments on September 15 of each year commencing in the year following the year with respect to which such award is made and even though the right to any unpaid portions of such bonuses will be forfeited upon termination of employment for certain reasons enumerated in the Plan.

(c) Aggregate amount of such compensation is less than the lesser of $50,000 or 10 percent of the total annual salary and bonus reported for such Named Executive Officer under "Salary" and "Bonus" for such fiscal year.

(d) Other Annual Compensation includes $35,070 paid to Mr. LePorte pursuant to the Company's relocation policy relating to the move of the Company's corporate headquarters from Melville, New York to Cleveland, Ohio during 1992.

(e) The dollar values of the restricted stock awards are based on the closing market price of the Company's Common Stock on the date of such awards. At December 31, 1994, the Named Executive Officers held 269,216 restricted shares of the Company's Common Stock in the aggregate, which are subject to forfeiture under certain circumstances for periods up to 10 years with an aggregate value (calculated by multiplying the number of restricted shares held by $23.875, the closing market price of the Company's Common Stock on December 30, 1994) of $6,427,532 as follows: Mr. Paul (97,444 shares with a value of $2,326,475), Mr. Youdelman (58,583 shares with a value of $1,398,669), Mr. Hyson (31,177 shares with a value of $744,351), Mr. LePorte (35,548 shares with a value of $848,709) and Mr. van der Kaay (46,464 shares with a value of $1,109,328). Dividends are paid on restricted shares of the Company's Common Stock at the same rate as paid on other outstanding shares of the Company's Common Stock.

(f) On February 22, 1995, the Named Executive Officers were awarded the following numbers of restricted shares of the Company's Common Stock under the 1992 Stock Plan, which restricted shares constitute 50 percent of the bonuses awarded for 1994 to each Named Executive Officer under the Company's KMDB Plan: Mr. Paul (4,126), Mr. Youdelman (2,326), Mr. Hyson (1,899), Mr. LePorte (1,414) and Mr. van der Kaay (1,873). These restricted shares of the Company's Common Stock will vest in five equal annual installments on September 15 of each year commencing in 1995, provided that the right to receive any such restricted shares which are not vested will be forfeited upon termination of employment for certain reasons enumerated in the KMDB Plan.

(g) On February 23, 1994, the Named Executive Officers were awarded the following numbers of restricted shares of the Company's Common Stock under the 1992 Stock Plan, which restricted shares constituted 60 percent of the bonus awarded for 1993 to each Named Executive Officer under the Company's KMDB Plan: Mr. Paul (5,352), Mr. Youdelman (2,854), Mr. Hyson (2,498), Mr. LePorte (1,720) and Mr. van der Kaay (1,866). These restricted shares of the Company's Common Stock will vest in five equal annual installments on September 15 of each year commencing in 1994, provided that the right to receive any such restricted shares which are not vested will be forfeited upon termination of employment for certain reasons enumerated in the KMDB Plan.

(h) On April 28, 1992, the Named Executive Officers (exclusive of Mr. van der
    Kaay) were awarded the following number of restricted shares of the Company's Common Stock under the 1992 Stock Plan: Mr. Paul (70,000), Mr. Youdelman (44,000), Mr. Hyson (24,000) and Mr. LePorte (28,000). These restricted shares of the Company's Common Stock will vest 25 percent on January 1 in each of the years 1999, 2000, 2001 and 2002, unless accelerated vesting is achieved. Accelerated vesting based on achieving certain stock price and earnings per share targets cannot begin until the year 1995, and such shares will then vest only when the following targets have been reached:

        90-DAY AVERAGE
          STOCK PRICE                           THREE-YEAR
- -------------------------------         AVERAGE EARNINGS PER SHARE
  VESTING                           ----------------------------------
   PERCENT       VESTING TARGET     VESTING PERCENT     VESTING TARGET
- ------------     --------------     ---------------     --------------
  12 1/2%            $18.50            12 1/2%              $ 1.25
  12 1/2              20.50            12 1/2                 1.35
  12 1/2              22.50            12 1/2                 1.50
  12 1/2              24.50            12 1/2                1.625

    On February 24, 1993, the Named Executive Officers (exclusive of Mr. van der
    Kaay) were awarded the following numbers of restricted shares of the Company's Common Stock under the 1992 Stock Plan, which restricted shares constituted 60 percent of the bonus awarded for 1992 to each Named Executive Officer under the Company's KMDB Plan: Mr. Paul (6,060), Mr. Youdelman (3,422), Mr. Hyson (2,164) and Mr. LePorte (2,062). These restricted shares of the Company's Common Stock will vest in five equal annual installments on September 15 of each year commencing in 1993, provided that the right to receive any such restricted shares which are not vested will be forfeited upon termination of employment for certain reasons enumerated in the KMDB Plan.

(i) All Other Compensation includes $1,200 made as matching Company contributions for each of the Named Executive Officers under the Company's Employee Before-Tax Savings Plan for each of 1994, 1993 and 1992, as applicable. In addition, All Other Compensation includes (i) the following insurance premiums paid by the Company with respect to term life insurance for the benefit of the Named Executive Officers during each of 1994, 1993 and 1992, respectively, as applicable: Mr. Paul ($156, $180 and $180), Mr. Youdelman ($156, $180 and $180), Mr. Hyson ($156, $180 and $180), Mr.
    LePorte ($156, $180 and $180) and Mr. van der Kaay ($156 in 1994 and $180 in
    1993), and (ii) the following amounts equal to the full dollar value of the remainder of the premiums paid by the Company in connection with life insurance policies issued pursuant to the Split Dollar Insurance Agreements between the Company and the following Named Executive Officers during 1994, 1993 and 1992, respectively, as applicable: Mr. Paul ($65,048, $65,235 and $65,422), Mr. Youdelman ($49,938, $38,685, and $38,723), Mr. Hyson ($42,624,
    $42,808 and $42,801), Mr. LePorte ($11,848, $11,890 and $11,914) and Mr. van
    der Kaay ($44,643 for 1994 and $30,388 for 1993). The premiums paid by the Company in connection with the life insurance policies issued pursuant to such Split Dollar Insurance Agreements set forth in the preceding sentence generally will be recovered in full by the Company upon the cancellation or purchase by a Named Executive Officer of any such life insurance policy or the payment of any death benefits under any such life insurance policy.

OPTIONS GRANTED IN 1994

     The following table sets forth information with respect to grants of options to purchase shares of the Company's Common Stock to the Named Executive Officers during 1994 pursuant to the Company's 1992 Stock Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                           ---------------------------------------------------------------     POTENTIAL REALIZABLE VALUE AT
                                             PERCENT OF
                            NUMBER OF          TOTAL                                           ASSUMED ANNUAL RATES OF STOCK
                            SECURITIES      OPTIONS/SARS                                       PRICE APPRECIATION FOR OPTION
                            UNDERLYING       GRANTED TO      EXERCISE OR                                  TERM(B)
                           OPTIONS/SARS     EMPLOYEES IN      BASE PRICE       EXPIRATION      -----------------------------
         NAME              GRANTED (#)      FISCAL YEAR         ($/SH)            DATE            5%($)            10%($)
- -----------------------    ------------     ------------     ------------     ------------     ------------     ------------
Robert G. Paul                80,000(a)         38.6%          $  16.75           7/2/04         $842,720        $2,135,600
Robert A. Youdelman           50,000(a)         24.1              16.75           7/2/04          526,700         1,334,750
Frank J. Hyson                 5,000(a)          2.4              16.75           7/2/04           52,670           133,475
James L. LePorte, III          5,000(a)          2.4              15.75          2/25/04           49,525           125,505
Erik H. van der Kaay               0              --                 --               --               --                --

                                       11

- ---------------

(a) Each of Messrs. Paul's, Youdelman's and Hyson's options were granted on June 30, 1994; Mr. LePorte's option was granted on February 23, 1994. Each of these options is exercisable 50 percent after two years from date of grant, 75 percent after three years from date of grant and 100 percent after four years from date of grant. If the optionee's employment by the Company or any of its subsidiaries terminates for any reason, this option may be exercised within three months after such termination of employment. If the optionee dies within such three-month period or if the termination of his employment is due to his death, this option may be exercised within one year after his death. Each of these options contains a tandem stock appreciation right providing that the Company will, if requested by the optionee prior to the exercise thereof and if approved by the Compensation Committee, purchase that portion of the option which is then exercisable at a price equal to the difference between the exercise price and the market price of the shares. The purchase price may be paid by the Company in either cash or Common Stock of the Company, or any combination thereof, as the Compensation Committee may determine. In addition, each of these options contains a tandem limited stock appreciation right exercisable six months after grant and immediately after a " Change in Control" of the Company (which is defined as it is in the severance agreements described on pages 15 to 16 of this proxy statement). Pursuant to this tandem limited stock appreciation right, the Company will purchase the option for cash at a price equal to the difference between the exercise price and the "market value" (as defined in the 1992 Stock Plan) of the shares covered by the option. Such market value generally is defined to relate to the highest market value of the Company's Common Stock during the period in which the circumstances giving rise to the exercise of the limited stock appreciation right occurred.

(b) The dollar amounts set forth in the columns are the result of calculations of the 5% and 10% rates set forth in the Securities and Exchange Commission's rules regarding the disclosure of executive compensation, and therefore are not intended to forecast possible future appreciation of the Company's Common Stock. Actual gains, if any, on the exercise of this option is dependent on the future performance of the Company's Common Stock, as well as the applicable Named Executive Officer's continued employment throughout the vesting period.

OPTION EXERCISES AND 1994 YEAR-END VALUES

     The following table sets forth information with respect to (i) options to purchase shares of the Company's Common Stock granted under the Company's 1982 Stock Plan and 1992 Stock Plan, respectively, which were exercised by the Named Executive Officers during 1994, and (ii) unexercised options to purchase shares of the Company's Common Stock granted under the Company's 1982 Stock Plan and 1992 Stock Plan, respectively, to the Named Executive Officers and held by them at December 31, 1994.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-THE-
                                                                     OPTIONS/SARS              MONEY OPTIONS/SARS AT FISCAL
                              SHARES                            AT FISCAL YEAR-END (#)                YEAR-END($)(B)
                           ACQUIRED ON         VALUE         -----------------------------     -----------------------------
         NAME              EXERCISE (#)     REALIZED($)(B)   EXERCISABLE      UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
- -----------------------    ------------     ------------     ------------     ------------     ------------     ------------
Robert G. Paul                   (a)                --          159,500          107,500        $2,824,313       $1,045,313
Robert A. Youdelman              (a)                --           43,450           52,750           755,806          400,344
Frank J. Hyson                   (a)                --           28,600            5,000           464,201           35,625
James L. LePorte, III          5,776          $105,812           35,200            5,000           639,025           40,625
Erik H. van der Kaay           3,000            25,926           21,750           10,750           351,043          114,094

- ---------------

(a) Named Executive Officer did not exercise any options to purchase shares of the Company's Common Stock during 1994.


                                       12

(b) The dollar values are calculated by determining the difference between the fair market value of the shares of the Company's Common Stock underlying the options and the exercise price of such options at exercise or at December 31, 1994, as applicable.

RETIREMENT PLANS

     Participants in The Allen Group Inc. Corporate Retirement Plan (the "Retirement Plan") consist of a majority of the full-time employees of the Company and its subsidiaries in the United States, including the Named Executive Officers, and Messrs. Colburn and Lyons as former employees of the Company. The Retirement Plan generally provides a retirement benefit based upon the participant's years of credited service and his or her final average earnings, with final average earnings consisting of the sum of (i) the average of the salaries of the participant during the five years of highest salaries of the participant in the 10 years preceding the participant's retirement or termination date, and (ii) the average of the performance bonuses and overtime earnings of the participant during the five years of highest aggregate bonuses and overtime earnings of the participant in the 10 years preceding the participant's retirement or termination date. Retirement benefits are payable either as a straight life annuity, a joint and survivor annuity or in other optional forms. Normal retirement is at age 65, but certain early retirement benefits may be payable to participants who have attained age 55 and completed 10 years of continuous service, and survivor benefits may be payable to the surviving spouse of a vested participant who dies prior to early or normal retirement. A participant's benefit under the Retirement Plan vests after five years of credited service, all benefits funded by the Company are based upon actuarial computations, and no contributions are made by participants.

     The following table shows estimated annual benefits payable under the Retirement Plan to participants in specified compensation (final average earnings) and years-of-service classifications on a straight life annuity basis, assuming normal retirement at age 65 in 1995 and application of the current U.S. social security covered compensation base, and includes amounts attributable to the supplemental pension agreements entered into by the Company with certain former and current officers of the Company, including the Named Executive Officers.

                                                     YEARS OF SERVICE(B)
     FINAL AVERAGE         -----------------------------------------------------------------------
      EARNINGS(A)            10          15           20           25           30           35
- -----------------------    -------     -------     --------     --------     --------     --------
 $125,000..............    $15,579     $23,369     $ 31,158     $ 38,948     $ 46,737     $ 54,527
  150,000..............     18,954      28,431       37,908       47,385       56,862       66,339
  175,000..............     22,329      33,494       44,658       55,823       66,987       78,152
  200,000..............     25,704      38,556       51,408       64,260       77,112       89,964
  225,000..............     29,079      43,619       58,158       72,698       87,237      101,777
  250,000..............     32,454      48,681       64,908       81,135       97,362      113,589
  300,000..............     39,204      58,806       78,408       98,010      117,612      137,214
  350,000..............     45,954      68,931       91,908      114,885      137,862      160,839
  400,000..............     52,704      79,056      105,408      131,760      158,112      184,464
  450,000..............     59,454      89,181      118,908      148,635      178,362      208,089
  500,000..............     66,204      99,306      132,408      165,510      198,612      231,714
  600,000..............     79,704     119,556      159,408      199,260      239,112      278,964
  700,000..............     93,204     139,806      186,408      233,010      279,612      326,214

- ---------------

(a) The current final average earnings for the Named Executive Officers during 1994 are $546,258 for Mr. Paul, $333,440 for Mr. Youdelman, $260,392 for Mr.
    Hyson, $195,400 for Mr. LePorte and $257,078 for Mr. van der Kaay. The calculation of the foregoing amounts includes the amounts shown under "Salary" and "Bonus" (exclusive of bonuses awarded under the Company's KMDB
    Plan) in the Summary Compensation Table set forth on page 9 of this proxy statement.

(b) Years of credited service under the Retirement Plan for the Named Executive Officers are 25 for Mr. Paul, 18 for Mr. Youdelman, 22 for Mr. Hyson, 14 for Mr. LePorte and 4 for Mr. van der Kaay.

     Pursuant to an agreement entered into in June 1991 with Mr. Paul, and agreements entered into with the other Named Executive Officers in February 1992, the Company will provide annual pension benefits to each of the Named Executive Officers, supplemental to the annual benefits paid to them under the Retirement

Plan, in an amount determined in accordance with the Retirement Plan but without giving effect to limits imposed by the Internal Revenue Code and regulations of the Internal Revenue Service on the amount of compensation that may be used in determining benefits for, and the amount of benefits that may be paid to, an individual under a Federal income tax qualified plan, such as the Retirement Plan. The annual supplemental pension benefit for each Named Executive Officer will be reduced by any amounts paid to him annually under the Retirement Plan and, after reduction by any amounts paid to him annually under the Retirement Plan, will not exceed $95,000 for Mr. Paul and $50,000 for each of the other Named Executive Officers. Under Mr. Paul's supplemental pension benefit agreement, if, after Mr. Paul ceases to be Chief Executive Officer, the Company's bank indebtedness is accelerated, the Company breaches any material provision of his agreement and such breach continues for at least 30 days after notice to the Company, or the consolidated tangible net worth of the Company falls below $90 million, provided that such tangible net worth at the time he ceases to be Chief Executive Officer is at least $130 million or, if such tangible net worth at the time he ceases to be Chief Executive Officer is less than $130 million, the tangible net worth of the Company declines by $40 million, the Company will pay him an amount equal to the present value of his supplemental pension benefits under his agreement. Similarly, under each of the other Named Executive Officer's agreements, if the Company breaches any material provision of any such agreement and such breach continues for at least 30 days after notice to the Company, or the Company makes a general assignment for the benefit of creditors, or if any proceeding under the U.S. Bankruptcy Code is instituted by or against the Company and, if instituted against the Company, is consented to or acquiesced in by it or the Company fails to use its best efforts to obtain the dismissal thereof for 60 days, or if a receiver or trustee in bankruptcy is appointed for the Company, the Company will pay each Named Executive Officer affected thereby an amount equal to the present value of his supplemental pension benefits under his agreement.

     Pursuant to an agreement entered into in 1983, and subsequently amended, with Mr. Colburn, the Company currently provides annual pension benefits to Mr. Colburn, supplemental to the annual benefits paid to him under the Retirement Plan and as social security benefits, in an amount equal to $189,528, with an equivalent annual benefit payable to Mr. Colburn's spouse for her life after his death. Pursuant to such agreement, this amount is based upon (i) his final average earnings, as defined in the Retirement Plan but during the year of highest salary and performance bonus in the four years preceding his termination date, which was December 31, 1991 when Mr. Colburn elected not to extend his employment agreement with the Company, and (ii) 36 years of service as an employee and as a director of the Company, but is subject to a cap of $150,000 adjusted for increases in the consumer price index each year after 1988 until his normal retirement date in January 1994. If the consolidated tangible net worth of the Company falls below $90 million, if the Company's bank indebtedness is accelerated or if the Company breaches any material provision of Mr. Colburn's supplemental pension benefit agreement or post-employment consulting agreement described on page 5 hereof and such breach continues for at least 30 days after notice to the Company, the Company will pay him or his spouse, as applicable, an amount equal to the present value of his supplemental pension benefits under his agreement.

     Pursuant to an agreement entered into in 1983, as amended, with Mr. Lyons, the Company provides annual pension benefits to Mr. Lyons, supplemental to the annual benefits paid to him under the Retirement Plan, in an amount based upon
(i) his final average earnings, as defined in the Retirement Plan but during the three years of highest salaries and performance bonuses in the 10 years preceding his termination date, which was September 30, 1989 (when his employment as an officer of the Company terminated), and (ii) his number of years of service as a director, prior to becoming an officer, of the Company plus his number of years of credited service under the Retirement Plan. The annual supplemental pension benefit is reduced by the amount paid to Mr. Lyons annually under the Retirement Plan and his annual social security offset as defined in such Plan. If the consolidated tangible net worth of the Company falls below $90 million, if the Company's bank indebtedness is accelerated or if the Company breaches any material provision of Mr. Lyons' supplemental pension benefit agreement or his post-employment consulting agreement described on page 5 hereof and such breach continues for at least 30 days after notice to the Company, the Company will pay him an amount equal to the present value of his supplemental pension benefits under his agreement. The annual benefit payable to Mr. Lyons under his supplemental pension benefit agreement, exclusive of amounts payable under the Retirement Plan and social security benefits, is $34,064, based upon his final average earnings and

20 years of service under his agreement, with an annual benefit of $17,032 payable to Mr. Lyons' spouse for her life after his death.

EMPLOYMENT, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     Robert G. Paul is employed as President and Chief Executive Officer of the Company pursuant to an employment agreement entered into in June 1991, which provides for a term of employment extending through December 31, 1993 and thereafter continuing for successive periods of 12 months each, unless either the Company or Mr. Paul gives at least three months' notice to the contrary. No such notice was given by either party in 1994. The agreement provides for an annual salary of $300,000 commencing February 26, 1991, which amount was increased to $380,000 effective as of January 1, 1995, and is subject to such further future increases as the Board of Directors deems appropriate. The Company may terminate Mr. Paul's employment for "Cause" (as defined in such agreement), or in the event of his disability, and he may terminate his employment for "Good Reason" (as defined in such agreement), such as his not being elected, or his being assigned duties other than those of, President and Chief Executive Officer of the Company, a significant adverse alteration in the nature or status of his responsibilities or the conditions of his employment, a reduction of his salary (except for across-the-board salary reductions similarly affecting all management personnel of the Company), a relocation of Mr. Paul by more than 25 miles, the failure by the Company to continue any material compensation or benefit plan or the Company giving notice to Mr. Paul that his employment agreement is not continuing for any period of 12 months after December 31, 1993.

     In the event of Mr. Paul's disability, the Company will continue to pay him his salary until the expiration of the term of his employment agreement and, thereafter, will pay him benefits equal to the maximum amount currently provided by the Company's long-term disability plan, which is 60 percent of salary up to a maximum of $228,000 per year, until the earlier of his normal retirement date or commencement of benefits under the Retirement Plan.

     If the Company terminates Mr. Paul's employment other than for "Cause" or his disability, or if Mr. Paul terminates his employment for "Good Reason", the Company will pay him an amount equal to his salary for two years, plus all awards made to him under the Company's KMDB Plan, and will provide his life, disability, accident, medical and hospitalization insurance benefits for a period of two years after such termination. In addition, if termination of Mr. Paul's employment is disputed and the dispute is ultimately resolved in his favor, the Company may be obligated to pay his salary through the date of final resolution of the dispute.

     If the Company terminates Mr. Paul's employment other than for "Cause" or his disability, or if Mr. Paul terminates his employment for "Good Reason" following a "Change in Control" of the Company (which is defined as it is in the severance agreements described below), the Company will pay him an amount equal to 2.99 times his average annual taxable compensation from the Company during the five years preceding termination of employment, plus all awards made to him under the Company's KMDB Plan, and will pay him an amount equal to the present value of his supplemental pension benefits under his supplemental pension benefit agreement described on pages 13 to 14 hereof and an amount equal to the excess of the "Fair Market Value" (as defined in Mr. Paul's employment agreement), on the date of termination, over the option price of the shares subject to each stock option held by him, whether or not exercisable at the time, in exchange for surrender of the option.

     Mr. Paul's employment agreement provides for mandatory arbitration of all disputes relating to Mr. Paul's employment agreement or his supplemental pension benefit agreement described on pages 13 to 14 hereof and requires the Company to pay all reasonable legal expenses incurred by Mr. Paul in connection with resolution of disputes under the agreements.

     The Company has severance agreements with each of the Named Executive Officers, other than Mr. Paul, and two other executive officers, which provide severance benefits if the Company terminates the employee's employment other than for "Cause" (as defined in such severance agreements) or disability before or after a "Change in Control" of the Company or if the employee terminates his employment for "Good Reason" after a "Change in Control". A "Change in Control" of the Company is defined as (i) the acquisition of more than 30 percent of the outstanding Common Stock of the Company by any person or group of related persons, (ii) the change in a majority of the directors of the Company during a consecutive two-year period, unless the election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of such period, (iii) the stockholders approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or
(b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 30 percent of the combined voting power of the Company's then outstanding securities, or (iv) the stockholders approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company's assets. "Good Reason" includes the assignment of duties inconsistent with the employee's position with the Company, a significant adverse alteration in the nature or status of the employee's responsibilities or the conditions of his employment, a reduction of the employee's salary (except for across-the-board salary reductions similarly affecting all management personnel of the Company), a relocation of the employee by more than 25 miles or the failure by the Company to continue any material compensation or benefit plan. Severance payments under the agreements will be six months' salary plus an additional month for each full year of service but in no event more than 18 months' salary, and will be paid in normal pay periods, except that upon termination after a "Change in Control", the Company will pay the employee in a lump sum six months' salary plus an additional month for each full year of service with a maximum of 18 months' salary plus 50 percent, plus all awards under the Company's KMDB Plan and an amount equal to the excess of the "Fair Market Value" (as defined in such severance agreements), on the date of termination, over the option price of the shares subject to each stock option held by him, except previously issued incentive stock options, whether or not exercisable at the time, in exchange for surrender of the option. Life, disability, accident and health insurance benefits will continue during the period of severance payments. Severance payments in excess of the base amount of six months' salary will be reduced by any compensation received by the employee from other employment (other than self employment) prior to a "Change in Control", and all severance payments and all insurance benefits will be discontinued if the employee engages in competition with the Company or engages in conduct which is injurious to the Company, prior to a "Change in Control."

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return of the Company's Common Stock against the cumulative total return of (i) the S&P Composite -- 500 Stock Index, (ii) the S&P SmallCap 600 Index, (iii) the S&P Automobile Parts -- After Market Index, and (iv) the S&P Communications -- Equipment/Manufacturers Index for the period of five fiscal years ended December 31, 1994. The Company has elected to include a comparison with the S&P SmallCap 600 Index in this year's proxy statement because its Common Stock is now reflected in this Index. Commencing with next year's proxy statement, the Company will continue to include a comparison with the S&P SmallCap 600 Index, but no longer will include a comparison with the S&P Composite -- 500 Stock Index. The five-year cumulative return of the Company's Common Stock is compared against both the S&P Automobile Parts -- After Market Index and the S&P Communications -- Equipment/Manufacturers Index because the Company derives a significant portion of its gross revenues from each of these industry groups. The comparisons in this graph are required by the proxy rules promulgated by the Securities and Exchange Commission and are not intended to forecast future performance of the Company's Common Stock.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN*

 COMPANY'S COMMON STOCK, S&P COMPOSITE-500 STOCK INDEX, S&P SMALLCAP 600 INDEX,
S&P AUTOMOBILE PARTS - AFTER MARKET INDEX AND S&P COMMUNICATIONS - EQUIPMENT/MANUFACTURERS INDEX

                                                                                    YEAR-END
(DOLLARS)                                                      1989       1990    1991      1992    1993     1994
=================================================================================================================
The Allen Group Inc.                                          $ 100      $ 103    $ 202    $ 280    $ 379   $ 504
S & P Composite - 500 Stock Index                               100         97      126      136      150     152
S & P SmallCap 600 Index                                        100         76      113      137      163     155
S & P Automobile Parts - After Market Index                     100        111      173      186      179     204
S & P Communications - Equipment/Manufacturers Index            100         74      135      170      198     172

* Assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1989 and that all dividends on the Company's Common Stock and on each stock included in each index were reinvested.

TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

     On July 30, 1992, the Company acquired Alliance Acquisition Corporation ("Alliance") for an initial purchase price of approximately $43.8 million. Pursuant to the Amended and Restated Agreement for Merger dated as of July 7, 1992 (the "Merger Agreement"), between the Company, Allen Telecommunications Corporation, a newly formed Delaware corporation and wholly owned subsidiary of the Company ("Allensub"), and Alliance, Allensub was merged with Alliance to accomplish this acquisition. Alliance is the surviving corporation of the merger and remains in existence as a wholly owned subsidiary of the Company under the name "Allen Telecom Group, Inc." Immediately after the consummation of the acquisition of Alliance by the Company, and pursuant to the terms of the Merger Agreement, William O. Hunt entered into a Noncompetition Agreement with the Company and Alliance (the "Noncompetition Agreement"). In exchange for his agreement not to compete with the Company and Alliance in their "Core Business" (as defined in the Noncompetition Agreement) for a period of five years, the Company agreed to pay Mr. Hunt an aggregate consideration of $1,017,500. Pursuant to the terms of the Noncompetition Agreement, Mr. Hunt received $203,500 on each of July 30, 1992, 1993 and 1994, and will receive the balance of the consideration in two equal installments of $203,500, without interest, on each of July 30, 1995 and 1996.

     Boston Private Bank and Trust Company, of which bank Richard S. Vokey is Vice Chairman and director, is one of four investment advisors to the Company's Retirement Plan.

     Kidder, Peabody Group Inc. ("Kidder, Peabody"), of which Albert H. Gordon was Honorary Chairman, performed investment banking services for the Company for the past several years, including 1994. During 1994, certain assets of Kidder, Peabody were acquired by PaineWebber Incorporated ("PaineWebber"), and Mr. Gordon became associated with the Investment Banking Division of PaineWebber as a result of such acquisition. PaineWebber has been retained by the Company to perform investment banking services for the Company in 1995.

     Smith, Lyons, Torrance, Stevenson & Mayer, of which firm J. Chisholm Lyons formerly was a partner and currently is counsel, has been retained by the Company for many years, including 1994 and 1995, to perform legal services for the Company and its Canadian subsidiaries.

     Benesch, Friedlander, Coplan & Aronoff, of which firm Margaret Kennedy, the spouse of Robert G. Paul, is a partner, has been retained by the Company for several years, including 1994 and 1995, to perform legal services for the Company and its subsidiaries. The Company paid $140,313 in fees and expenses to Benesch, Friedlander, Coplan & Aronoff in 1994 for the performance of legal services for the Company and its subsidiaries.

                                STOCK OWNERSHIP

PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of March 3, 1995 with respect to the only persons known to the Company to be the beneficial owners (for purposes of the rules of the Securities and Exchange Commission) of more than 5% of the outstanding shares of the Company's Common Stock as of that date.

                                                 AMOUNT AND
                                                 NATURE OF
                                                 BENEFICIAL     PERCENT
     NAME AND ADDRESS OF BENEFICIAL OWNERS       OWNERSHIP      OF CLASS
- -----------------------------------------------  ----------     --------
FMR Corp. .....................................  3,394,730 (a)    13.0%
    82 Devonshire Street
    Boston, Massachusetts 02109
Gabelli Funds, Inc. ...........................  1,415,300 (b)     5.4
  GAMCO Investors, Inc.
  Gabelli & Company, Inc.
    One Corporate Center
    Rye, New York 10580-1432
The State Teachers Retirement System of Ohio...  1,682,300 (c)     6.4
  275 East Broad Street
  Columbus, Ohio 43215
State of Wisconsin Investment Board............  2,000,000 (d)     7.7
  P.O. Box 7842
  Madison, Wisconsin 53707

- ---------------

(a) FMR Corp., through its wholly owned subsidiaries, Fidelity Management & Research Company and Fidelity Management Trust Company, held sole investment power over all of such shares, and sole voting power over 50,000 of such shares, as of December 31, 1994, based on its Schedule 13G, as amended, filed under the Securities Exchange Act of 1934.

(b) Gabelli Funds, Inc. and its related companies held sole investment power over an aggregate of 1,415,300 shares of the Company's Common Stock and sole voting power over an aggregate of 1,322,350 of such shares of Common Stock, and held shared investment power and shared voting power over an aggregate of 1,150 shares of the Company's Common Stock, as of November 15, 1994, based on their joint Schedule 13D, as amended, filed under the Securities Exchange Act of 1934. Mario Gabelli is the majority stockholder and Chairman of the Board of Directors and Chief Executive Officer of Gabelli Funds, Inc. and the chief investment officer for each of the related companies. Gabelli Funds, Inc. is the majority stockholder of GAMCO Investors, Inc. and Gabelli Securities, Inc., and Gabelli Securities, Inc. is the sole stockholder of Gabelli & Company, Inc. Mr. Gabelli is also chief investment officer of GAMCO Investors, Inc., which is one of four investment advisors to the Company's Retirement Plan. During 1994, the Retirement Plan paid or accrued fees aggregating $67,104 to GAMCO Investors, Inc. for services rendered during 1994, and during 1995 additional fees have accrued to that firm.

(c) The State Teachers Retirement System of Ohio held sole investment power and sole voting power over all of such shares as of February 10, 1995, based on its Schedule 13G filed under the Securities Exchange Act of 1934.

(d) State of Wisconsin Investment Board held sole investment power and sole voting power over all of such shares as of February 13, 1995, based on its
    Schedule 13G filed under the Securities Exchange Act of 1934.

DIRECTORS AND OFFICERS

     The following table sets forth information as of March 3, 1995 with respect to shares of Common Stock of the Company beneficially owned (for purposes of the rules of the Securities and Exchange Commission) by each director and each Named Executive Officer and by all directors and current executive officers of the Company as a group, except that the information with respect to shares held by the trustee under the Employee Before-Tax Savings Plan is as of December 31, 1994 (the most recent practicable date for such information).

                                                 AMOUNT AND
                                                 NATURE OF
                                                 BENEFICIAL     PERCENT
          NAME OF BENEFICIAL OWNER               OWNERSHIP      OF CLASS
- ---------------------------------------------    ----------     --------
Wade W. Allen................................      110,830 (a)       *
George A. Chandler...........................       13,252 (b)       *
Philip Wm. Colburn...........................      212,488 (c)       *
Dr. Jill K. Conway...........................        7,240 (d)       *
Albert H. Gordon.............................       21,100 (b)       *
William O. Hunt..............................       40,000 (e)       *
Frank J. Hyson...............................       83,432 (f)       *
James L. LePorte, III........................       91,607 (g)       *
J. Chisholm Lyons............................       35,408 (h)       *
Robert G. Paul...............................      414,754 (i)     1.6%
Charles W. Robinson..........................       11,980 (b)       *
Erik H. van der Kaay.........................       83,284 (j)       *
Richard S. Vokey.............................       12,000           *
William M. Weaver, Jr........................       13,200 (b)       *
Robert A. Youdelman..........................      148,955 (k)       *
All directors and executive officers as a
  group
  (17 persons)...............................    1,404,302 (l)     5.3%

- ---------------

* Less than 1%.

(a) Includes 104,592 shares owned directly; 5,238 shares owned by Mr. Allen's spouse, of which Mr. Allen disclaims beneficial ownership; and 1,000 shares issuable upon exercise of stock options that are exercisable upon the cessation of Mr. Allen's service as a Director of the Company on April 27, 1995.
(b) Includes shares owned directly and 8,800 shares issuable upon exercise of stock options that are exercisable as of March 3, 1995 or become exerci-sable within 60 days thereafter.
(c) Includes 89,288 shares owned directly; 13,200 restricted shares of Common Stock awarded under the Company's 1982 Stock Plan; and 110,000 shares issuable upon exercise of stock options that are exercisable as of March 3, 1995 or become exercisable within 60 days thereafter.
(d) Includes 440 shares owned directly and 6,800 shares issuable upon exercise of stock options that are exercisable as of March 3, 1995 or become exercisable within 60 days thereafter.
(e) These shares are owned by B&G Partnership Ltd., a Texas limited partner-ship, which is owned jointly by Mr. Hunt and his spouse.
(f) Includes 20,622 shares owned directly; 3,033 shares held by the trustee under the Company's Employee Before-Tax Savings Plan; 31,177 restricted shares of Common Stock awarded under the Company's 1982 Stock Plan and 1992 Stock Plan; and 28,600 shares issuable upon exercise of stock options that are exercisable as of March 3, 1995 or become exercisable within 60 days thereafter.
(g) Includes 13,226 shares owned directly; 7,633 shares held by the trustee under the Company's Employee Before-Tax Savings Plan; 35,548 restricted shares of Common Stock awarded under the 1982 Stock Plan and 1992 Stock Plan; and 35,200 shares issuable upon exercise of stock options that are exercisable as of March 3, 1995 or become exercisable within 60 days thereafter.

                                       20

(h) Includes 6,534 shares owned directly; 3,520 restricted shares of Common Stock awarded under the Company's 1982 Stock Plan; 22,000 shares issuable upon exercise of stock options that are exercisable as of March 3, 1995 or become exercisable within 60 days thereafter; and 3,354 shares owned by Mr. Lyons' spouse, of which Mr. Lyons disclaims beneficial ownership.
(i) Includes 114,760 shares owned directly; 9,150 shares held by the trustee under the Company's Employee Before-Tax Savings Plan; 97,444 restricted shares of Common Stock awarded under the Company's 1982 Stock Plan and 1992 Stock Plan; 187,000 shares issuable upon exercise of stock options that are exercisable as of March 3, 1995 or become exercisable within 60 days thereafter; and 6,400 shares owned by Mr. Paul's spouse, of which Mr. Paul disclaims beneficial ownership.
(j) Includes 9,865 shares owned directly; 1,205 shares held by the trustee under the Company's Employee Before-Tax Savings Plan; 46,464 restricted shares of Common Stock awarded under the Company's 1982 Stock Plan and 1992 Stock Plan; 25,750 shares issuable upon exercise of stock options that are exercisable as of March 3, 1995 or become exercisable within 60 days thereafter.
(k) Includes 41,239 shares owned directly; 5,683 shares held by the trustee under the Company's Employee Before-Tax Savings Plan; 58,583 restricted shares of Common Stock awarded under the Company's 1982 Stock Plan and 1992 Stock Plan; and 43,450 shares issuable upon exercise of stock options that are exercisable as of March 3, 1995 or become exercisable within 60 days thereafter.
(l) Includes 509,355 shares owned by directors and executive officers; 30,373 shares held for executive officers by the trustee under the Company's Before-Tax Savings Plan; 333,124 restricted shares of Common Stock awarded under the Company's 1982 Stock Plan and 1992 Stock Plan; 531,450 shares issuable to directors and executive officers upon exercise of stock options that are exercisable as of March 3, 1995 or become exercisable within 60 days thereafter.

               APPROVAL OF 1995 AMENDMENTS TO THE 1992 STOCK PLAN

     At the Annual Meeting, the stockholders will be asked to approve an amendment to increase the number of shares available under, and make certain other changes in, the 1992 Stock Plan (the "Amendments"). The Board of Directors of the Company adopted the proposed Amendments, subject to stockholder approval, on February 23, 1995.

     The Board of Directors is of the opinion that the 1992 Stock Plan, and its predecessor plans, the 1970 Non-Qualified Stock Option Plan and the 1982 Stock Plan, have been of significant importance and benefit to the Company and its stockholders in enabling the Company to attract and retain officers and other key employees and in increasing their commitment to the Company's continued success and their identification with the Company and its stockholders. In the view of the Board of Directors, the proposed Amendments will enable the Company to continue to realize the benefits of employee stock options and restricted shares of the Company's Common Stock.

     A summary of the proposed Amendments is set forth below, followed by a description of the terms of the 1992 Stock Plan. The full text of the Amendments is annexed to this proxy statement as Exhibit A, and the summary is qualified in its entirety by reference to Exhibit A.

AMENDMENTS

     Shares Subject to the 1992 Stock Plan. The Amendments increase the number of shares of the Company's Common Stock with respect to which options may be granted and restricted shares of the Company's Common Stock ("Restricted Shares") may be awarded under the 1992 Stock Plan by 1,000,000 shares. At March 17, 1995, there were only 229,523 shares remaining for grant as stock options or Restricted Shares under the 1992 Stock Plan. The Amendments increase the total number of shares with respect to which stock options or Restricted Shares may be granted under the 1992 Stock Plan to 2,000,000, subject to adjustment (together with the exercise price of options and the purchase price, if any, of Restricted Shares) to reflect any change in the Company's outstanding shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations or other similar events affecting the number or kind of outstanding shares.

     Availability for Future Grant. The 1992 Stock Plan previously provided that any shares covered by outstanding options and outstanding Restricted Shares that expire unexercised or are forfeited would again be available for future grant either as stock options or as Restricted Shares, except that any Restricted Shares with respect to which dividends have been declared and paid by the Company prior to such Shares being forfeited would not be available for future grant as stock options or as Restricted Shares. In response to recent interpretations of Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"), the Board of Directors amended the foregoing provision on September 13, 1994, to permit Restricted Shares with respect to which dividends have been declared and paid by the Company prior to such Shares being forfeited to be available for future grant as stock options or as Restricted Shares, subject to a limit of 10 percent of the number of shares authorized under the 1992 Stock Plan. In accordance with Rule 16b-3, which requires stockholder approval of any amendment increasing the number of shares available under a stock plan in excess of a 10 percent limitation, the Board of Directors seeks approval of the stockholders to the elimination of such 10 percent limitation. Accordingly, the Amendments provide that all shares covered by outstanding options and outstanding Restricted Shares that expire unexercised or are forfeited will again be available for future grant as stock options or as Restricted Shares under the 1992 Stock Plan, whether or not dividends have been declared and paid by the Company on any such Restricted Shares prior to such Restricted Shares being forfeited.

     In addition, the Amendments provide for a further change in the 1992 Stock Plan provisions for counting share usage. The Amendments provide that upon the full or partial payment of any option price by the transfer to the Company of shares of Common Stock or upon satisfaction of tax withholding obligations in connection with any such exercise or the lapsing of restrictions on any Restricted Shares or any other payment made or benefit realized under the 1992 Stock Plan by the transfer or relinquishment of shares of Common Stock, only the net number of shares of Common Stock actually issued or transferred by the Company, after subtracting the number of shares of Common Stock so transferred or relinquished by the employee to the Company, will be charged against the maximum share limitation for the 1992 Stock Plan.

     Compliance with Section 162(m) of the Code. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which was part of the Omnibus Budget Reform Act of 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid, or otherwise taxable, to persons named in the Summary Compensation Table and employed by the Company at the end of the applicable year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In the case of stock options and restricted shares with performance-based vesting, one requirement is that an employee stock plan state a maximum number of shares with respect to which options and such restricted shares may be granted during a specified period. The Amendments provide that no eligible employee shall be granted stock options for more than 200,000 shares of Common Stock, or awarded more than 100,000 Restricted Shares, under the 1992 Stock Plan in any fiscal year, thereby satisfying the requirements of Section 162(m). A second requirement is that an employee stock plan and the performance measures upon which the restrictions on performance-based vesting Restricted Shares lapse must be approved by stockholders. The Amendments provide that the award of performance-based vesting Restricted Shares to employees who are "covered employees" within the meaning of Section 162(m) of the Code shall be based on one or more of the following criteria: earnings per share, market value per share, return on invested capital, return on operating assets and return on equity. Accordingly, approval of the Amendments will satisfy this second requirement. If the requisite stockholder approval is not obtained, the Amendments will have no force or effect, and the 1992 Stock Plan will continue to be administered in a manner consistent with its existing terms.

ADMINISTRATION

     The 1992 Stock Plan is administered by the Management Compensation Committee of the Board of Directors of the Company, consisting of not less than two directors of the Company. Each member of the Compensation Committee at the time of designation and service must be a "disinterested person" within the meaning of Rule 16b-3 of the Securities and Exchange Commission. The Compensation Committee may interpret the 1992 Stock Plan and may at any time adopt such rules and regulations for the administration of the Plan as it deems advisable. If the Compensation Committee is at any time succeeded by another committee of the Board of Directors, such other committee shall thereafter administer the 1992 Stock Plan and, during any period that the administering committee is for any reason unable to act, the Board of Directors may act in its place and perform any or all of its functions.

ELIGIBILITY

     Options and Restricted Shares may be granted only to officers and other key employees of the Company and its subsidiaries, presently estimated to be 154 persons, of whom 10 are officers of the Company. Neither options nor Restricted Shares may be granted to any director who is not an officer or employee of the Company or any of its subsidiaries. The Compensation Committee determines which persons shall receive options and Restricted Shares and the number of shares subject to options and awarded as Restricted Shares. Options may be either ISOs or non-qualified options.

     As required by the Code, the aggregate fair market value of the shares of the Company's Common Stock (determined as of the date of grant) for which ISOs may first be exercisable by any individual during any calendar year under the 1992 Stock Plan, together with that of shares of Common Stock subject to ISOs under any other plan of the Company, shall not exceed $100,000. Except for the annual limitation on grants set forth in the Amendments, there is no limitation on the aggregate number of shares as to which non-qualified options or Restricted Shares may be granted to any one employee, and the grant of non-qualified options and Restricted Shares does not affect the number of ISOs that may be granted.

TIME OF OPTION EXERCISE; OPTION PRICE AND PAYMENT

     ISOs and non-qualified options may be exercised during periods expiring not more than ten years and ten years and two days, respectively, after the date of the grant, and the option price must be at least equal to 100% of the fair market value of the Common Stock covered thereby on the date of grant. For purposes of the 1992 Stock Plan, fair market value is defined as the last sale price of the Company's Common Stock on the day next preceding the date of grant on which there was a sale as reported on the New York Stock Exchange Composite Tape, or the fair market value on the date of grant as determined by the Committee in accordance with applicable law and regulations. At March 10, 1995, the last sale price of the Company's Common Stock on the New York Stock Exchange Composite Tape was $24.125. The option price must be paid in full upon exercise either in cash or, with the approval of the Committee, in shares of Common Stock of the Company with a fair market value equal to the option price or a combination of cash and shares of Common Stock. Each optionee must agree to remain in the employ of the Company or a subsidiary for not less than two years from the date of grant of an option. The Company may extend credit or arrange for the extension of credit to optionees to assist them in the purchase of Common Stock upon the exercise of options to the extent allowed by regulations of the Federal Reserve Board.

TANDEM STOCK APPRECIATION RIGHTS

     Any option may contain, or be amended to contain, a tandem stock appreciation right providing that the Company will, if requested by the optionee prior to the exercise thereof and if approved by the Compensation Committee, purchase that portion of an option which is then exercisable at a price equal to the difference between the option price and the market price of the shares. The purchase price may be paid by the Company in either cash or Common Stock of the Company, or any combination thereof, as the Compensation Committee may determine. Any option or portion thereof so purchased must be surrendered to the Company, and the shares covered thereby will not be available for the granting of further options or Restricted Shares.

RELOAD OPTIONS

     In the discretion of the Compensation Committee, any option granted under the 1992 Stock Plan may be accompanied by a "Reload Option". A Reload Option may be granted to an optionee who pays for exercise of all or part of an option with shares of Common Stock and represents an additional option to acquire the same number of shares of Common Stock as is used by the optionee to pay for the exercise of his or her original option. A Reload Option is subject to all of the same terms and conditions as the original option, except that the option price for shares acquired pursuant to a Reload Option will be at least equal to 100% of the fair market value of the Common Stock covered thereby on the date the Reload Option is granted (i.e., the date that the original option is exercised). The Reload Option would only be exercisable if (i) the optionee is then an employee of the Company or any of its subsidiaries, (ii) the exercise occurs at least six months after its date of grant and (iii) the option period of the option to which the Reload Option relates has not expired.

ACCELERATION OF EXERCISABILITY; LIMITED STOCK APPRECIATION RIGHTS

     Outstanding options which by their terms are not otherwise exercisable will be exercisable in full after, and may, in the Compensation Committee's discretion, contain a tandem limited stock appreciation right exercisable six months after grant and immediately after, a "Change in Control" of the Company, which is defined in the 1992 Stock Plan as it is defined in the severance agreements described on pages 15 to 16 hereof. Pursuant to a tandem limited stock appreciation right, the Company will purchase the option for cash at a price equal to the difference between the option price and the "market value" (as defined in the 1992 Stock Plan) of the shares covered by the option. Such market value is generally defined to relate to the highest market value of the Company's Common Stock during the period in which the circumstances giving rise to the exercise of the limited stock appreciation right occurred. Any option or portion thereof purchased pursuant to any such stock appreciation right must be surrendered to the Company, and the shares covered thereby will not be available for the granting of further options or Restricted Shares.

RESTRICTED SHARES

     The Compensation Committee may from time to time in its discretion award Restricted Shares to employees eligible to participate in the 1992 Stock Plan and determine the number of Restricted Shares awarded and the terms and conditions of, and the amount of any payment by the employee for, such Restricted Shares. Such awards may be made in lieu of or in addition to grants of options under the 1992 Stock Plan. Each award of Restricted Shares will be evidenced by a written agreement containing terms and conditions not inconsistent with the 1992 Stock Plan as the Compensation Committee shall determine to be appropriate in its sole discretion.

     A certificate for Restricted Shares will be issued in the name of each employee to whom such Restricted Shares are awarded, but the certificate will either be delivered to the employee with an appropriate legend or held in custody by the Company or a bank for the employee's account. The Restricted Shares will be subject to transfer restrictions for a period (the "Restricted Period") of from one to ten years from the date of award and such other conditions as the Compensation Committee may prescribe. Subject to the foregoing restrictions, the employee will, commencing on the date of award, have the rights and privileges of a stockholder as to such Restricted Shares, including the right to vote the Restricted Shares and, subject to the following, the right to receive the dividends on such Shares. The Compensation Committee may, in its discretion, have any dividends with respect to the Restricted Shares held for the employee's account, with interest as determined by the Committee, rather than paid directly to the employee on a current basis. The Compensation Committee may in its discretion, at the time an award is made, prescribe conditions for the incremental lapse of restriction during the Restricted Period and for the lapse or termination of restrictions upon the occurrence of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the Restricted Shares. Such conditions may include, without limitation, the death or disability of the employee to whom the Restricted Shares are awarded, retirement of the employee pursuant to normal or early retirement under any retirement plan of the Company or termination by the Company of the employee's employment other than for cause or a "Change in Control" of the Company, as defined above under "Acceleration of Exercisability; Limited Stock Appreciation Rights." The Compensation Committee may also, in its discretion, shorten or terminate the Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Shares at any time after the date the award is made. The Company may extend credit or arrange for the extension of credit to employees to assist them in paying the purchase price, if any, for Restricted Shares to the extent allowed by regulations of the Federal Reserve Board.

     Except as the Compensation Committee may otherwise determine, an employee will forfeit all rights in Restricted Shares unless he remains an employee of the Company or a subsidiary, or a consultant to the Company or a subsidiary under a post-employment consulting arrangement, until the end of the Restricted Period and the satisfaction of any applicable conditions prescribed by the Compensation Committee. If the employee remains an employee or a consultant until the expiration or termination of the Restricted Period and the satisfaction of such conditions, the restrictions will lapse and a certificate for such shares of Common Stock will be delivered to the employee free of any legend or restriction, except any that may be imposed by law, together with any dividends held for the account of the employee and any interest thereon.

MODIFICATION AND TERMINATION

     The Board of Directors may suspend, amend or modify the 1992 Stock Plan at any time except that, without stockholder approval, no amendment or modification may cause the exemptions under Rule 16b-3 to cease to be available to the Plan. The 1992 Stock Plan may be terminated by the Board of Directors at any time, except with respect to options or Restricted Shares then outstanding. No termination, suspension or amendment of the Plans may adversely affect any option or Restricted Shares previously granted, without the written consent of the employee to whom such grant was made.

DURATION

     The 1992 Stock Plan will terminate on February 27, 2002, and no options or Restricted Shares may be granted or awarded under the Plan after such date. Options and Restricted Shares granted prior to such dates may extend beyond such dates, and the terms of the 1992 Stock Plan will continue to apply to such options and Restricted Shares.

NON-TRANSFERABILITY

     Options and stock appreciation rights may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during an optionee's lifetime only by the optionee and during a limited period following the termination of employment or the death of an optionee, provided that, if upon an optionee's termination of employment the optionee becomes a senior management consultant to the Company or its subsidiaries under a post-employment consulting arrangement, options held by such optionee continue to be exercisable during the period ending on the earliest of (i) the ninetieth day following the date the optionee ceases to render consulting services for any reason other than death, (ii) the expiration of one year following the optionee's death during the consulting period or (iii) the expiration of five years following the optionee's termination of employment. Restricted Shares may not be transferred, assigned or pledged during the Restricted Period and until the satisfaction of any conditions prescribed by the Compensation Committee.

WITHHOLDING OF TAXES

     To the extent that the Company is required to withhold or receive federal, state, local or foreign taxes in connection with any payment made or benefit realized by an employee or other person under the 1992 Stock Plan, the Plan provides that it shall be a condition to the receipt of any such payment or the realization of any such benefit that the employee or such other person make arrangements satisfactory to the Company for payment of any taxes required to be withheld. Pursuant to an amendment to the 1992 Stock Plan adopted by the Board of Directors on February 23, 1995, at the discretion of the Compensation Committee, any such arrangements may include, without limitation, relinquishment of a portion of any such payment or benefit or the surrender of outstanding shares of Common Stock, and any agreement pertaining to a grant of options or an award of Restricted Shares under the 1992 Stock Plan may make such relinquishment the elective or mandatory form of satisfying such taxes. At the discretion of the Compensation Committee, in connection with any such payment or benefit, the Company and any such employee or other person also may make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the Federal income tax consequences of grants and exercises under the 1992 Stock Plan is based on an analysis of the Code as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, an individual who receives a grant of options, related rights or Restricted Shares may also be subject to state and/or local income tax consequences in the jurisdiction in which he or she works and/or resides.

     Options. All ISOs granted under the 1992 Stock Plan are intended to be "incentive stock options" for Federal income tax purposes. The Company understands the Federal income tax consequences of ISOs under present law to be generally as follows. An employee receiving an ISO will not be in receipt of taxable income upon the grant of the ISO or upon its exercise, although the exercise of an ISO would create an item of tax preference income potentially subject to the alternative minimum tax. Except as noted below, upon sale of the stock received upon such exercise, the employee will realize long-term capital gain or loss equal to the difference between the amount realized upon such sale and the option price, and the Company will not be entitled to any Federal income tax deduction in connection with the grant or the exercise of the ISO or the sale of such stock. However, if the stock acquired pursuant to such exercise is disposed of by the employee prior to the expiration of two years from the date of grant of the ISO or one year from the date of exercise (a "disqualifying disposition"), any gain realized by the employee generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the option price and the lesser of the fair market value of the stock on the date of exercise or the amount realized on such disposition, and (ii) as short-term or long-term capital gain to the extent of any further gain on such disposition. The Company may claim a tax deduction at the time of such disqualifying disposition for the amount taxable to the employee as ordinary income.

     If an employee pays the option price upon exercise of an ISO, in whole or in part, by delivering shares of the Company's Common Stock owned by him or her, proposed Internal Revenue Service Regulations would provide the following rules. If the shares surrendered in payment of the exercise price of an ISO are "statutory option stock" (including stock acquired pursuant to the exercise of an ISO) and if, at the time of surrender, the applicable holding period for such shares had not been met, any gain realized on such surrender will constitute a disqualifying disposition resulting in ordinary income tax, as discussed above. Otherwise, when shares of Common Stock are surrendered upon exercise of an ISO, in general (i) no gain or loss will be recognized as a result of the exchange,
(ii) with respect to shares acquired upon exercise which are equal in number to the shares surrendered, the basis and holding period of such shares will be equal to the basis and holding period of the shares surrendered, and (iii) any additional shares received will have a zero basis and will have a holding period that begins on the date of the exchange. If any of the shares received are disposed of within two years from date of grant of the ISO or within one year from the date of exercise, the shares with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

     In the case of non-qualified stock options, the employee will not realize income upon grant of the option, but at the time of exercise will realize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares acquired over the option price. If, however, the Common Stock so received is subject to a "substantial risk of forfeiture" under section 83 of the Code, and if a timely special election is not made by the recipient in accordance with such section, compensation should be realized and subject to Federal income tax and withholding only at the time the shares are no longer subject to such "substantial risk of forfeiture". Pursuant to the short-swing profit rules under the Securities Exchange Act of 1934, the purchase of Common Stock upon exercise of an option by a director or an officer is not deemed to be a purchase triggering a six-month period of potential short-swing profit liability. Therefore, the shares acquired by such exercise will not be considered subject to a substantial risk of forfeiture under section 83 of the Code by reason of the short-swing profit rules, provided that such shares are not disposed of during the six-month period following the date of the grant of the option. Accordingly, the taxable event for the exercise of a non-qualified stock option that has been outstanding for at least six months will ordinarily be the date of exercise. If a non-qualified stock option is exercised within six months after the date of grant, taxation would ordinarily be deferred until the date six months after the date of grant, unless the officer or director files a section 83(b) election to be taxed on the date of exercise. The Company will generally be entitled to an income tax deduction at the time the employee realizes income and in the amount of ordinary income realized by the employee. If stock so acquired is later sold or exchanged, the difference between the sale price and the fair market value on the date the employee was taxed will be taxable as long-term or short-term capital gain or loss depending upon whether the stock has been held for more than one year after the date the employee was taxed.

     An employee who pays the option price upon exercise of a non-qualified stock option, in whole or in part, by delivering shares of the Company's Common Stock owned by him or her will realize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above for non-qualified stock options. With respect to shares acquired upon exercise which are equal in number to the shares surrendered, the basis and holding periods of such shares will be equal to the basis and holding period of the shares surrendered. The basis of any additional shares received upon exercise will be equal to the fair market value of such shares on the date ordinary income is recognized, and the holding period for such additional shares will commence on such date.

     In the case of Reload Options, an optionee will not be subject to tax in connection with the grant of a Reload Option. The exercise of such Reload Option will be taxed as an ISO or a non-qualified stock option, as the case may be, as described above.

     Stock Appreciation Rights. There will be no Federal income tax consequences to either the employee or the Company on the grant of a stock appreciation right or during the period that the right remains unexercised. On the exercise of a right, the employee will realize ordinary income in an amount equal to the cash or fair market value of the stock received, and the Company will be entitled to a corresponding income tax deduction. If stock so acquired is later sold or exchanged, the difference between the sale price and the fair market value on the date the employee was taxed will be taxable as long-term or short-term capital gain or loss depending upon whether the stock has been held for more than one year after the date the employee was taxed.

     Restricted Shares. Under the Code, an employee normally will not realize taxable income, and the Company will not be entitled to a deduction, upon the award of Restricted Shares. When the Shares are no longer subject to a substantial risk of forfeiture (as defined in the Code), the employee will realize taxable ordinary income in an amount equal to the fair market value of the Common Stock at that time, less any amount paid for the Shares, and the Company will be entitled to a deduction in the same amount. However, an employee may elect to recognize taxable ordinary income in the year the Restricted Shares are awarded in an amount equal to their fair market value at that time, less any amount paid for the Shares, determined without regard to the restrictions, and in that event, the Company will be entitled to a deduction in such year in the same amount. Any gain or loss realized by the employee upon the disposition of the Common Stock after the recognition of ordinary income will be capital gain or loss. Any dividends with respect to the Restricted Shares which are paid or made available to an employee (who has not elected to be taxed on the date of award) while the shares remain forfeitable are treated as additional compensation taxable as ordinary income to the employee and deductible to the Company. If such election has been made with respect to the Restricted Shares, the dividends represent ordinary dividend income to the employee which are not deductible to the Company. If the employee elects to be taxed on the Restricted Shares on the date of award and the employee subsequently forfeits the shares, the employee is not entitled to a deduction as a consequence of such forfeiture, and the Company must include as ordinary income the amount it previously deducted in the year of award with respect to such shares.

NEW PLAN BENEFITS

     It is not possible to determine the specific amounts that may be awarded to various individuals in the future under the 1992 Stock Plan. The following table sets forth the stock options and Restricted Shares received by or allocated to
(i) each of the Named Executive Officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees, including all current officers who are not executive officers, as a group, for the year ended December 31, 1994.

                            NEW PLAN BENEFITS TABLE
                          1992 STOCK PLAN, AS AMENDED

                                         RESTRICTED SHARES          STOCK OPTIONS
                                        --------------------     --------------------
                                         DOLLAR      NUMBER       DOLLAR      NUMBER
                                         VALUE         OF         VALUE         OF
         NAME AND POSITION              ($) (A)       UNITS      ($) (B)       UNITS
- ------------------------------------    --------     -------     --------     -------
Robert G. Paul                          $ 91,804      4,126      $570,000     80,000
  President and Chief
  Executive Officer
Robert A. Youdelman                       51,754      2,326       356,250     50,000
  Senior Vice President -
  Finance and Chief
  Financial Officer
Frank J. Hyson                            42,253      1,899        35,625      5,000
  Vice President
James L. LePorte, III                     31,462      1,414        40,625      5,000
  Vice President and Controller
Erik H. van der Kaay                      41,674      1,873           -0-        -0-
  Vice President
Executive Group                          311,945     14,020      1,052,375    147,000
Non-Executive Director Group                 -0-        -0-           -0-        -0-
Non-Executive Officer Employee Group     782,255     36,034       331,563     60,500

- ---------------

(a) Based on the closing market price of the Company's Common Stock on the date of such awards.

(b) Calculated by subtracting the exercise price from $23.875, the closing market price of the Company's Common Stock on December 30, 1994, and multiplying the difference by the number of stock options.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock which are represented in person or by proxy and entitled to vote at the Annual Meeting is required to approve the Amendments, provided that a majority of the outstanding shares is voted with respect thereto.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 1995 AMENDMENTS TO THE 1992 STOCK PLAN.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Coopers & Lybrand L.L.P. as the independent auditors to audit the books and accounts of the Company for the year ending December 31, 1995, and is requesting ratification of such appointment by the stockholders at the Annual Meeting. Coopers & Lybrand L.L.P. has served in this capacity since 1967. Should this appointment not be ratified by the holders of a majority of the shares voting in person or by proxy at the meeting, the Board of Directors will consider appointing other auditors to audit the books and accounts of the Company. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

                                 OTHER MATTERS

     Management of the Company knows of no matters other than those referred to above to be voted upon at the Annual Meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                                 MISCELLANEOUS

     The Company will bear the expense of proxy solicitation. Directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegraph or in person (but will receive no additional compensation for such solicitation). The Company also has retained W. F. Doring & Co. Inc., Jersey City, New Jersey, to assist in the solicitation of proxies in the same manner at an anticipated fee of approximately $2,500, plus out-of-pocket expenses. In addition, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorizations for the execution of proxies, and if they in turn so request, the Company will reimburse such brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding such material.

     Harris Trust and Savings Bank, as trustee under the Company's Employee Before-Tax Savings Plan, will vote shares of the Company's Common Stock held in the Plan in accordance with the written instructions, which it is required to request, received from the participants in whose accounts the shares are held, whether or not vested, and, in accordance with the terms of the Plan, it will vote all shares for which it does not receive voting instructions in the same proportions as it votes the shares for which it does receive instructions.

                                 ANNUAL REPORT

     The Annual Report, including financial statements, of the Company for the year 1994 is enclosed herewith but is not a part of the proxy soliciting material.

                            STOCKHOLDERS' PROPOSALS

     Proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement relating to that meeting no later than November 18, 1995. Such proposals should be directed to the Secretary of the Company at the Company's offices, 25101 Chagrin Boulevard, Beachwood, Ohio 44122.

                                            By order of the Board of Directors

                                                    MCDARA P. FOLAN, III
                                                         Secretary
Dated: March 17, 1995

                                                                       EXHIBIT A

                           TEXT OF 1995 AMENDMENTS TO
                      THE ALLEN GROUP INC. 1992 STOCK PLAN

1. Section 2 of the Plan hereby is amended by deleting Section 2 in its entirety and inserting in place thereof the following provisions:

        "2. SHARES SUBJECT TO PLAN. The total number of shares of Common Stock with respect to which options may be granted and Restricted Shares may be awarded under the Plan shall not exceed 2,000,000. Shares awarded as Restricted Shares or issued upon exercise of options granted under the Plan may be authorized and previously unissued shares, issued shares which have been reacquired by the Company or a combination thereof. In the event that any Restricted Shares shall be forfeited or any option granted under the Plan shall terminate, expire or, with the consent of the optionee, be canceled as to any shares of Common Stock, without having been exercised in full, new awards of Restricted Shares may be made or new options may be granted with respect to such shares without again being charged against the maximum share limitation set forth above in this Section 2. In addition, upon the full or partial payment of any option price by the transfer to the Company of shares of Common Stock or upon satisfaction of tax withholding obligations in connection with any such exercise or the lapsing of restrictions on any Restricted Shares or any other payment made or benefit realized under this Plan by the transfer or relinquishment of shares of Common Stock, only the net number of shares of Common Stock actually issued or transferred by the Company, after subtracting the number of shares of Common Stock so transferred or relinquished, shall be charged against the maximum share limitation set forth above in this Section 2; provided, however, that the number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed such maximum share limitation.

        No employee shall be granted options for more than 200,000 shares of Common Stock, or awarded more than 100,000 Restricted Shares, under the Plan in any one fiscal year of the Company, subject to adjustments as provided in
   Section 7 of this Plan."

2. The last sentence of Section 5(a) hereby is deleted in its entirety.

3. Section 5(b) of the Plan hereby is amended by adding the following sentence after the third sentence of Section 5(b):

        "Such conditions may also include performance measures, which, in the case of any such award of Restricted Shares to an employee who is a "covered employee" within the meaning of Section 162(m) of the Code, shall be based on one or more of the following criteria: earnings per share, market value per share, return on invested capital, return on operating assets and return on equity."

PROXY                         THE ALLEN GROUP INC.                        PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING TO BE HELD ON APRIL 27, 1995

        The undersigned hereby appoints Philip Wm. Colburn, William M. Weaver, Jr. and George A. Chandler, and each of them (with full power of substitution), as proxies of the undersigned to vote all stock of The Allen Group Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 27, 1995 at 9:30 A.M., and at any adjournment thereof, as designated on the reverse side hereof, and in their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

    / / CHECK HERE FOR ADDRESS CHANGE.

    NEW ADDRESS:__________________________________

    ______________________________________________

    ______________________________________________

    PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                             THE ALLEN GROUP INC.
    PLEASE VOTE VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3
                                              ---

   1.  Election of Directors, Nominees: G. A. Chandler,             For    Withheld     For All (Except Nominee(s) written below)
       P. Wm. Colbum, J. K. Conway, A. H. Gordon, W. O. Hunt,       / /      / /         / /
       J. C. Lyons, R. G. Paul, C. W. Robinson, R. S. Vokey                                      _________________________________
       and W. M. Weaver, Jr.

   2.  Approval of amendment to increase the number of shares       For    Against     Abstain
       available under, and make certain changes in, the            / /      / /         / /
       1992 Stock Plan.

   3.  Ratification of appointment of Coopers &                    For     Against      Abstain
       Lybrand L.L.P. as auditors for the year                     / /     / /          / /
       ending December 31, 1995.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, and 3.
      ---
Dated________________________________________, 1995

Signature(s)_________________________________

_____________________________________________
Please sign exactly as name appears hereon. Joint owners should each sign personally. Executors, administrators, trustees, attorneys, guardians and officers signing for corporations or partnerships should give full title as such.